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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 2001


                                  WEBHIRE, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)


               0-20735                                    04-2935271
      (Commission File Number)                (IRS Employer Identification No.)


           91 HARTWELL AVENUE
        LEXINGTON, MASSACHUSETTS                              02421
 (Address of Principal Executive Offices)                   (Zip Code)


                                  781-869-5000
              (Registrant's Telephone Number, Including Area Code)


           ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On May 17, 2001, the holders of a majority in interest of the common stock of Webhire, Inc. (the "Company"), approved an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse split of the shares of the Company's common stock. The reverse split became effective as of 9:00 a.m. on June 18, 2001 (the "Effective Time"). Pursuant to the reverse split, every five shares of common stock outstanding as of the Effective Time will, from and after the Effective Time, represent one share of common stock. No fractional shares of common stock will be issued in connection with the reverse split, and the Company will issue cash in lieu of any fractional shares.

         From the Effective Time until July 16, 2001, the Company's common stock will trade under the ticker symbol "HIRED" to indicate that the stock has recently split. After July 16, 2001, the common stock will again trade under the symbol "HIRE".

         A copy of the Company's Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 18, 2001 to effect the reverse stock split is attached to this report as Exhibit 3.1.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WEBHIRE, INC.


Date:    June 18, 2001


                                       By: /s/ Martin J. Fahey
                                           ------------------------------------
                                           Martin J. Fahey
                                           President and Chief Executive Officer


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                                INDEX TO EXHIBITS


3.1 Fourth Amended and Restated Certificate of Incorporation, dated as of June 18, 2001.